UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

CONCUR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K is being filed by Concur Technologies, Inc. (“Concur”) for the sole purpose of disclosing Concur’s determination of the frequency of future advisory stockholder votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At Concur’s Annual Meeting of Stockholders on March 15, 2011 (“Annual Meeting”), the stockholders of Concur voted on a proposal regarding the frequency of Concur’s future stockholder advisory votes on executive compensation. As previously reported, a majority of the shares voted on that proposal were cast in favor of holding a stockholder advisory vote on executive compensation every year. In light of that vote, at a meeting of the Board of Directors held on June 8, 2011, the Board determined that Concur will hold a stockholder advisory vote on executive compensation at its annual meeting of stockholders every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: June 14, 2011	By:	/S/ FRANCIS J. PELZER V
Francis J. Pelzer V
Chief Financial Officer
(principal financial officer and duly authorized officer)